UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC
______________________

FORM 10/A
(AMENDMENT NO. 3)
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-53201

Rockies Region 2007 Limited Partnership
(Exact Name of Registrant as Specified in Its Charter)

West Virginia	26-0208835
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 3000, Denver, Colorado	80203
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 303-860-5800

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Limited Partnership Interests
(Title of Class)

General Partnership Interests
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☒	Smaller reporting company ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

EXPLANATORY NOTE

The purpose of this Amendment No. 3 to Rockies Region 2007 Limited Partnership’s Form 10, filed on April 29, 2008 (the “Original Filing”) and amended on August 6, 2008 and November 14, 2008, is to file natural gas and oil purchase agreements as exhibits to the Form 10/A.  These exhibits reflect redactions of various substantive terms in the various agreements that are the subject of a confidential treatment request that the Registrant has filed with the Securities and Exchange Commission under Securities Exchange Act of 1934 Rule 24b-2.  Except as described above, no other amendments are being made to the Partnership’s Form 10.

Item 15   Financial Statements and Exhibits

(b)           Exhibits. The following documents are filed as exhibits to this registration statement.

Certain confidential information in the various gas and oil purchase agreements listed in the Exhibit Index below has been omitted from the particular agreement.  The Partnership has filed a confidential treatment request with the Securities and Exchange Commission with respect to these omissions pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

Exhibit Ref. No.	Description

10.3	Gas Purchase and Processing Agreement between Duke Energy Field Services, Inc.; United States Exploration, Inc.; and Petroleum Development Corporation, dated October 28, 1999 filed herewith.

10.4
Gas Purchase and Processing Agreement between Natural Gas Associates, a Colorado partnership, and Aceite Energy Corporation, Walker Exploratory Program 1982-A Limited and Creek Cattle Company, dated October 14, 1983 filed herewith.

10.5
Gas Purchase and Processing Agreement between Natural Gas Associates, a Colorado partnership, and SHF Partnership, a Colorado general partnership, Trailblazer Oil and Gas, Inc. Alfa Resources, Inc., Pulsar Oil and Gas, Inc., Overthrust Oil Royalty Corporation, Corvette Petroleum Ltd., Robert Lanari, an individual, and Toby A Martinez, an individual, dated September 21, 1983 filed herewith.

10.6
Domestic Crude Oil Purchase Agreement with ConocoPhillips Company, dated January 1, 1993, as amended by agreements with Teppco Crude Oil, LLC dated August 2, 2007; September 24, 2007; October 17, 2007; January 7, 2008; January 15, 2008; and April 17, 2008 filed herewith.

10.7	Gas Purchase Agreement between Williams Production RMT Company, Riley Natural Gas Company and Petroleum Development Corporation, dated as of June 1, 2006 filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Rockies Region 2007 Limited Partnership
By its Managing General Partner
Petroleum Development Corporation

By /s/ Richard W. McCullough
Richard W. McCullough
Chairman, Chief Executive Officer and President
March 30, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard W. McCullough	Chairman, Chief Executive Officer and President	March 30, 2009
Richard W. McCullough	Petroleum Development Corporation,
Managing General Partner of the Registrant
(Principal executive officer)

/s/ Gysle R. Shellum	Chief Financial Officer	March 30, 2009
Gysle R. Shellum	Petroleum Development Corporation
Managing General Partner of the Registrant
(Principal financial officer)

/s/ Darwin L. Stump	Chief Accounting Officer	March 30, 2009
Darwin L. Stump	Petroleum Development Corporation,
Managing General Partner of the Registrant
(Principal accounting officer)

/s/ Steven R. Williams	Director	March 30, 2009
Steven R. Williams	Petroleum Development Corporation
Managing General Partner of the Registrant

/s/ Jeffrey C. Swoveland	Director	March 30, 2009
Jeffrey C. Swoveland	Petroleum Development Corporation,
Managing General Partner of the Registrant

/s/ Anthony J. Crisafio	Director	March 30, 2009
Anthony J. Crisafio	Petroleum Development Corporation,
Managing General Partner of the Registrant

/s/ Joseph E. Casabona	Director	March 30, 2009
Joseph E. Casabona	Petroleum Development Corporation,
Managing General Partner of the Registrant